EXHIBIT 99.4

NOTICE OF GUARANTEED DELIVERY

INVITROGEN CORPORATION

Offer to Exchange

2.0% Convertible Senior Notes due 2023 and an exchange fee

and/or

1.5% Convertible Senior Notes due 2024 and an exchange fee

for any and all outstanding

2.0% Convertible Senior Notes due 2023 and 1.5% Convertible Senior Notes due 2024

(CUSIP Numbers 46185RAF7, 46185RAE0, 46185RAH3 and 46185RAG5)

pursuant to the Prospectus dated November 9, 2004

This Notice of Guaranteed Delivery or one substantially equivalent must be used to accept the exchange offers (as defined below) if the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery, together with a properly completed Letter of Transmittal, must be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See “The Exchange Offers—Guaranteed Delivery Procedures” in the prospectus, subject to completion, dated November 9, 2004 (the “Prospectus,” which, together with the related Letter of Transmittal, constitutes the “exchange offers”) of Invitrogen Corporation, a Delaware corporation (“Invitrogen”).

THE EXCHANGE AGENT FOR THE EXCHANGE OFFERS IS:

U.S. BANK NATIONAL ASSOCIATION

By Facsimile: (651) 495-8158 Attention: Specialized Finance Confirm by Receipt of Facsimile Only: (651) 495-4738	For Information: (213) 615-6043

By Registered or Certified Mail, Courier, Hand or Overnight Delivery:

U.S. Bank National Association

West Side Flats Operations Center

60 Livingstone Avenue

St. Paul, MN 55107

Attention: Specialized Finance

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent the aggregate principal amount of Existing Notes tendered set forth below, by confirmation of the book-entry transfer of such Existing Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”) pursuant to the procedures for book-entry transfer set forth in the Prospectus, together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Existing Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Aggregate Principal Amount of Existing Notes Tendered: Name of Firm: Address: (Zip Code) Area Code and Telephone Number:	$ (Authorized Signature) Title: Name: (Please type or print) Date:

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